Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Calyxt, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	(1)	(2)	(3)	—	—	S-3	333-233231	September 27, 2019	(4)

Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)	(1)	(2)	(3)	—	—	S-3	333-233231	September 27, 2019	(4)

Carry Forward Securities	Other	Warrants	415(a)(6)	(1)	(2)	(3)	—	—	S-3	333-233231	September 27, 2019	(4)

Carry Forward Securities	Other	Subscription Rights	415(a)(6)	(1)	(2)	(3)	—	—	S-3	333-233231	September 27, 2019	(4)

Carry Forward Securities	Other	Units	415(a)(6)	(1)	(2)	(3)	—	—	S-3	333-233231	September 27, 2019	(4)

Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(1)	(2)	(3)	—	—	S-3	333-233231	September 27, 2019	(4)

Carry Forward Securities	Unallocated (Universal) Shelf	(1)	415(a)(6)	$50,000,000 (1)	(2)	$50,000,000 (3)	0.0001212		S-3	333-233231	September 27, 2019	$6,060.00 (4)

	Total Offering Amounts					$50,000,000		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fees Due							$0.00 (4)

(1) The amount to be registered consists of up to $50,000,000 of an indeterminate amount of common stock, preferred stock, warrants, subscription rights, units or debt securities (the “Carry-Forward Securities”). There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be offered separately or in combination with the other securities registered hereunder.

(2) The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3) Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $50,000,000. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock or debt securities that may be issued upon exercise of warrants registered hereby, as the case may be.

(4) The Carry-Forward Securities consist of securities previously registered under the Registration Statement on Form S-3 (File No. 333-233231), initially filed with the Securities and Exchange Commission on August 13, 2019, as amended on September 16, 2019 and declared effective on September 27, 2019 (the “2019 Registration Statement”), to register such securities with an aggregate maximum offering price of $200,000,000. registrant paid a registration fee of $24,240 in connection with the 2019 Registration Statement. As of the date of this registration statement, an aggregate of $169,958,400 of securities registered on the 2019 Registration Statement remain unsold. Pursuant to Rule 415(a)(6), the unsold securities are being moved from the 2019 Registration Statement to this registration statement and the registration fee of $6,060.00 (calculated at the filing fee rate in effect at the time of the filing of the 2019 Registration Statement) previously paid by the registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities and no additional filing fee is due with respect to the Carry-Forward Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the 2019 Registration Statement the Carry-Forward Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry-Forward Securities under the 2019 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry-Forward Securities from the 2019 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Carry-Forward Securities under the 2019 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.